UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 24, 2006

Fiserv, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of principal executive offices, including zip code)

(262) 879-5000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On March 24, 2006, Fiserv, Inc. (the “Company”) entered into a Credit Agreement, dated as of such date (the “Credit Agreement”), among Fiserv, Inc., certain foreign subsidiaries thereof from time to time parties thereto and the financial institutions parties thereto, which replaced the Company's existing $700.0 million credit facility. The Company intends to use the new revolving credit facility for general corporate purposes.

        The Credit Agreement provides for a revolving credit facility that matures on March 24, 2011. The initial maximum aggregate amount of availability under the revolving credit facility is $900.0 million (of which approximately $335.3 million was drawn as of March 24, 2006, with the balance available at the Company’s election). Availability under the revolving credit facility is reduced by outstanding letters of credit, which were approximately $9.1 million as of March 24, 2006. The Company may increase the maximum aggregate amount of availability under the revolving credit facility to up to $1,250.0 million at the Company’s discretion, subject to certain conditions, which include, among other things, the absence of any default or event of default under the Credit Agreement.

        The Company may borrow, repay and reborrow amounts under the Credit Agreement from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time without fee upon proper notice.

        The Company will unconditionally guarantee the obligations of certain of its foreign subsidiaries under the Credit Agreement to the extent such subsidiaries borrow directly under the Credit Agreement. In addition, certain material domestic subsidiaries of the Company will unconditionally guarantee the obligations under the Credit Agreement. All borrowings under the Credit Agreement are unsecured.

        The facility fee, the participation fee with respect to participations in letters of credit and the interest rate margin for outstanding amounts fluctuate based upon the Company’s long-term debt rating in effect from time to time, and the Company believes they reflect market rates.

        The Credit Agreement contains various restrictions and covenants applicable to the Company and certain of its subsidiaries. Among other requirements, the Company must limit its consolidated indebtedness to no more than three and one-half times the Company’s consolidated net earnings before interest, taxes, depreciation and amortization. The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the administrative agent may declare any outstanding obligations under the Credit Agreement to be immediately due and payable.

        The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(4)	Credit Agreement, dated as of March 24, 2006, among Fiserv, Inc., certain foreign subsidiaries thereof from time to time parties thereto and the financial institutions parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.
Date: March 29, 2006	By: /s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary

FISERV, INC.

Exhibit Index to Current Report on Form 8-K
Dated March 24, 2006

 Exhibit
Number

(4)	Credit Agreement, dated as of March 24, 2006, among Fiserv, Inc., certain foreign subsidiaries thereof from time to time parties thereto and the financial institutions parties thereto.